MILLENNIUM INDIA ACQUISITION COMPANY INC ANNOUNCES RESULTS FOR ITS PRINCIPAL INVESTMENT –  SMC GLOBAL SECURITIES LIMITED – FOR THE QUARTER ENDED SEPTEMBER 30, 2013

New York – November 14, 2013 – Millennium India Acquisition Company, Inc. (“Millennium” or "MIAC") [OTCQB: SMCG], today announced unaudited GAAP results for its sole investment which his a 14.03% common stock position in SMC Global Securities Limited (“SMC Global”).  SMC Global is an India based brokerage firm.

SMC Global has provided the following financial update for purposes of releasing it to the shareholders of MIAC:

On a GAAP basis for the quarter ended September 30, 2013, SMC Global had total revenues of approximately $12.61 million (Rs.789.33 million) and Net Profit of approximately $1.26 million (Rs. 78.66 million). For the quarter ended September 30, 2012, SMC Global previously announced total revenues of Rs. 720.31 million and Net Profit of Rs. 42.41 million.

SMC Global publishes its financial information in Indian Rupees. All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate of Rs. 62.58 = U.S.$ 1.00 as of September 30, 2013, and are made solely for the convenience of the reader.

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Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC and SMC Global. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information of SMC Global is provided by SMC Global and any financial information of SMC Global is prepared by SMC Global and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended. Statements included in this press release are based upon information provided to MIAC by SMC Global, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.